UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

Amendment No. 1
to
FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MILLENNIUM INDIA ACQUISITION
COMPANY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4531310
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

330 East 38th Street
Suite 40H
New York, New York 10016
(Address of principal executive offices and zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-133189

Securities to be registered pursuant to Section l2(b) of the Act:

Title of Each Class                                                                                                                        Name of Each Exchange on Which
to be so Registered:                                                                                                                      Each Class is to be so Registered:

Units, each consisting of one share of                                                                                     The NASDAQ Stock Market LLC
Common Stock and one Warrant

Common Stock, par value $.0001 per share                                                                              The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an                                                                       The NASDAQ Stock Market LLC
exercise price of $6.00 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

This Amendment No. 1 on Form 8-A hereby amends and restates the registration statement on Form 8-A initially filed (the “Initial Form 8-A”) by Millennium India Acquisition Company Inc. (the “Registrant”) with the Securities and Exchange Commission on June 26, 2006 and is being filed to amend the name of the exchange on which the common stock of the Registrant is to be registered, on the cover page of the Initial Form 8-A.

Item 1. Description of Registrant's Securities to be Registered.

A description of the units, common stock and warrants appearing under the caption “Item 10.  Capital Stock, Long-Term Debt, and Other Securities” in the Registrant's Registration Statement on Form N-2 (File No. 811-22156) filed with the Securities and Exchange Commission on March 20, 2008, is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Millennium India Acquisition Company Inc.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chairman & Chief Executive Officer